UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(646) 699-7855

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2018, AzurRx BioPharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), relating to the issuance and sale of 4,160,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Each share of Common Stock was sold at a public offering price of $2.50 per share, resulting in gross proceeds to the Company of $10,400,000 (the “Offering”).

Pursuant to the terms of the Underwriting Agreement, on May 3, 2018 (the “Closing Date”) the Company received net proceeds of approximately $9,449,000, after deducting the underwriting discount, estimated legal fees and other offering expenses payable by the Company.

The Offering was conducted pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-221275), filed with the Securities and Exchange Commission on November 1, 2017, and declared effective on November 17, 2017, including the base prospectus dated November 1, 2017 included therein and the related prospectus supplement, and a registration statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), (File No. 333-224562) filed on May 1, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Oppenheimer, including for liabilities under the Securities Act other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, as well as its directors and officers, have each agreed for a period of 90 days after the Closing Date not to sell or otherwise dispose of any of the Company’s securities held by them without first obtaining the written consent of Oppenheimer.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

In addition to the underwriting discount received by Oppenheimer, the Company also issued unregistered warrants to Oppenheimer to purchase up to 208,000 shares of common stock (the “Underwriter Warrants”). The Underwriter Warrants will become exercisable six months from the date of issuance, expire on May 1, 2023 and have an exercise price of $2.55 per share.

As a result of certain investors participating in the Offering, the Company also paid a financial advisory fee to Alexander Capital, LP, consisting of a cash payment and the issuance of warrants, substantially similar to the Underwriter Warrants, to purchase up to 36,400 shares of Common Stock at an exercise price of $2.75 per share.

The foregoing description of the Underwriter Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Underwriter Warrant, attached hereto as Exhibit 4.1, and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

See Item 8.01 below.

Item 8.01. Other Events.

On April 30, 2018, the Company issued a press release announcing the launch of the Offering, and on May 1, 2018 the Company issued a press release announcing pricing of the Offering. Copies of each press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and each are incorporated herein by reference.

On May 3, 2018, the Company began using an updated corporate presentation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: May 3, 2018	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 1, 2018
4.1	Form of Underwriter Warrant
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release issued by AzurRx BioPharma, Inc., dated April 30, 2018
99.2	Press Release issued by AzurRx BioPharma, Inc., dated May 1, 2018
99.3	Corporate Presentation, dated May 2018